EXHIBIT 10.17 AMENDMENT NO. 1 TO THE REPUBLIC SECURITY FINANCIAL CORPORATION 1997 PERFORMANCE INCENTIVE PLAN, AS AMENDED (FILED HEREWITH)

-------------------------------------------------------------------------------


                     REPUBLIC SECURITY FINANCIAL CORPORATION
                         1997 PERFORMANCE INCENTIVE PLAN

        (ADOPTED JUNE 27, 1997, AMENDED AND RESTATED ON OCTOBER 27, 1998)


                                 AMENDMENT NO. 1



1. SECTION 23 - Effective as of January 1, 1999, a new section 23 shall be added to the Plan to read in its entirety as follows:

                                    23.     CHANGE OF CONTROL

                           (a) A Change of Control ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (A) at least 50.1% of the common stock or equity
                  ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) at least 50.1% of the outstanding common stock or equity ownership interests in the Company; and

                       At least 50.1% of the combined voting power of the
                  securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 50.1% of the combined voting power of the securities entitled to vote generally in the election of directors of the Company; and

                       No person, or persons acting in concert, beneficially own
                  (within he meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of the outstanding common stock or equity ownership interests in, or 20% or more of the combined voting power of the securities entitled to vote generally in the election of directors of, the entity resulting from such transaction; and

                       At least a majority of the members of the board of
                  directors of the entity resulting from such transaction are individuals who were described in sections 23(a)(iv)(A) or (B) as of January 1, 1999 and as of the date of execution of the initial definitive agreement providing for such transaction (or, if earlier, as of the date on which the Board of Directors of the Company authorized such transaction).

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities or of the combined voting power of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

                  (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution; or

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

                           (A) individuals who were members of the Board of the Company on January 1, 1999; or

                           (B) individuals who first became members of the Board of the Company after January 1, 1999 either:

                                    (I) upon election to serve as a member of
                           the Board of Directors of the Company by affirmative vote of three-quarters of the members of such Board of Directors, or of a nominating committee thereof, in office at the time of such first election; or

                                    (II) upon election by the stockholders of
                           the Company to serve as a member of the Board of Directors of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

                  PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

                  (v) any event which would be described in section 23(a)(i),
         (ii), (iii) or (iv) if the name "Republic Security Bank" were substituted for the term "Company" therein.

         In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, Republic Security Bank, or a subsidiary of either of them, by the Company, Republic Security Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 23(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  (b) Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change of Control, unless the instrument establishing the terms and conditions of a Grant expressly provides otherwise: (i) all outstanding Grants which are Options or SARs shall be immediately vested and exercisable without further condition; (ii) all outstanding Grants which are Restricted Stock shall be immediately vested and all future restrictions thereon shall be removed; (iii) all Grants which are Phantom Stock shall be settled by delivery of shares of Common Stock or a monetary payment made within three business days after the occurrence of the Change of Control, with the amount of any monetary payment determined by reference to the Fair Market Value of Common Stock on the date of occurrence of the Change of Control; (iv) all Grants which are Performance Units shall be settled by monetary payment made within three business days after the occurrence of the Change of Control (without proration to reflect settlement prior to the end of the Performance Period), and the amount of such payment shall be determined on the basis of the extent of achievement of the prescribed Performance Goals, adjusted as the Committee in its discretion determines to be appropriate to reflect the portion of the Performance Period that has elapsed through the date of the Change of Control; and
         (v) all Grants which are Performance Shares shall be settled by delivery of Common Stock or monetary payment made within three business days after the occurrence of the Change of Control (without proration to reflect settlement prior to the end of the Performance Period), and the amount of any monetary payment shall be determined on the basis of the Fair Market Value of Common Stock on the date of occurrence of the Change of Control and extent of achievement of the prescribed Performance Goals, adjusted as the Committee in its discretion determines to be appropriate to reflect the portion of the Performance Period that has elapsed through the date of the Change f Control. To the extent that a Change of Control occurs within three business days of the end of a calendar year, the Company will use its best efforts to make all payment and deliver all Shares required to be made and delivered under this section 23 before the close of such calendar year.

2. SECTION 5(E)(IV). Effective as of January 1, 1999, Section 5(e)(iv) shall be amended to add the words "Incentive Stock" before the word "Option" the first time that the word "Option" appears in such section.

         IN WITNESS WHEREOF, Republic Security Financial Corporation has caused this instrument to be executed as of this ___ day of _________, 1999.


                                   REPUBLIC SECURITY FINANCIAL CORPORATION

                                   By:
                                       ------------------------------------
                                   NAME:
                                   TITLE: